As filed with the Securities and Exchange Commission on March 21, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DURATA THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	27-1247903
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

200 S. Wacker Drive, Suite 2550 Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

2012 Stock Incentive Plan

(Full Title of the Plan)

Paul R. Edick

Chief Executive Officer

Durata Therapeutics, Inc.

200 S. Wacker Drive, Suite 2550

Chicago, Illinois 60606

(Name and address of agent for service)

(312) 219-7000

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share	437,500 shares	$15.73 (2)	$6,881,875 (2)	$887

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the NASDAQ Global Market on March 19, 2014.

EXPLANATORY NOTE

This Registration Statement on Form S-8, relating to the 2012 Stock Incentive Plan of Durata Therapeutics, Inc. (the “Registrant”), is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 has previously been filed and is effective. Accordingly, this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-184311, filed with the Securities and Exchange Commission on October 5, 2012 by the Registrant, relating to the Registrant’s Stock Incentive Plan, as amended, and 2012 Stock Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 21st day of March, 2014.

DURATA THERAPEUTICS, INC.

By:	/s/ Paul R. Edick
Paul R. Edick
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Durata Therapeutics, Inc., hereby severally constitute and appoint Paul R. Edick and Corey N. Fishman, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Durata Therapeutics, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paul R. Edick	Chief Executive Officer and	March 21, 2014
Paul R. Edick	Director (Principal Executive Officer)

/s/ Corey N. Fishman	Chief Operating Officer and	March 21, 2014
Corey N. Fishman	Chief Financial Officer
(Principal Financial and Accounting Officer)

/s/ Nicole Vitullo	Director	March 21, 2014
Nicole Vitullo

/s/ Ronald M. Hunt	Director	March 21, 2014
Ronald M. Hunt

/s/ Paul A. Friedman, M.D.	Director	March 21, 2014
Paul A. Friedman, M.D.

/s/ Brenton K. Ahrens	Director	March 21, 2014
Brenton K. Ahrens

/s/ Richard U. De Schutter	Director	March 21, 2014
Richard U. De Schutter

/s/ Kevin C. O’Boyle	Director	March 21, 2014
Kevin C. O’Boyle

/s/ Lisa M. Giles	Director	March 21, 2014
Lisa M. Giles

INDEX TO EXHIBITS

Number	Description

4.1(1)	Restated Certificate of Incorporation of the Registrant

4.2(1)	Amended and Restated By-laws of the Registrant

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

23.2	Consent of KPMG LLP, independent registered public accounting firm for the Registrant

24.1	Power of Attorney (included on the signature pages of this Registration Statement)

99.1(1)	Stock Incentive Plan

99.2(1)	2012 Stock Incentive Plan

(1)	Previously filed with the Securities and Exchange Commission as an exhibit to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-180280), and incorporated herein by reference.